SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
January 22, 2009
FIDELITY SOUTHERN CORPORATION
(Exact name of registrant as specified in its charter)

Georgia	No. 000-22374	No. 58-1416811

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3490 Piedmont Road, Suite 1550
Atlanta, Georgia 30305

(Address of principal executive offices)
Registrant’s telephone number, including area code:
(404) 639-6500
Not applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On January 22, 2009, Fidelity Southern Corporation (“Fidelity”) and its bank subsidiary, Fidelity Bank (the “Bank”) approved 2009 incentive compensation plans for James B. Miller, Jr., Chairman and Chief Executive Officer of Fidelity and the Bank, H. Palmer Proctor, Jr., President of Fidelity and the Bank, Stephen H. Brolly, Chief Financial Officer of Fidelity, and David Buchanan, Vice President of Fidelity, which provide for incentive compensation in 2009 not to exceed twenty (20) percent of their respective base salary or such amount established by the Compensation Committee based upon Fidelity and the Bank achieving targeted income levels and other non-financial corporate and individual goals established by the Compensation Committee. A form of the incentive compensation plans is attached as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits

Exhibit No.	Description
10.1	Form Incentive Compensation Plan for James B. Miller, Jr., H. Palmer Proctor, Jr., Stephen H. Brolly and David Buchanan

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Stephen H. Brolly
Stephen H. Brolly
Chief Financial Officer

January 26, 2009